As filed with the Securities and Exchange Commission on December 20, 2006
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549-1004

FORM S-3
 REGISTRATION STATEMENT
 under
The Securities Act of 1933

INTELLIGROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	11-2880025
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

499 Thornall Street Edison, New Jersey 08837 (732) 590-1600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vikram Gulati Chief Executive Officer Intelligroup, Inc. 499 Thornall Street Edison, New Jersey 08837 (732) 590-1600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert F. Kennedy, Esq. Jones Day 222 East 41st Street New York, New York 10017 (212) 326-3939

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e)under the Securities Act, check the following box.   ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

CALCULATION OF REGISTRATION FEE

Title of Shares To Be Registered	Amount To Be Registered	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee

Common Stock, $.01 par value	24,313,725	$1.33	(1)	$32,337,254.25	(1)	$3,461

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low price per share of the Registrant’s Common Stock as reported on Pink Sheets Electronic Quotation Service on December 15, 2006 of $1.33 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS	Subject to Completion, Date of December 20, 2006

24,313,725 Shares

[Logo]

INTELLIGROUP, INC.

COMMON STOCK

          The selling shareholders named in this prospectus may offer and sell, from time to time, an aggregate of [24,313,725] shares of the common stock of Intelligroup, Inc.  The selling shareholders may sell the shares of common stock in public or private transactions, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated or fixed prices.  The selling shareholders may sell some or all of their shares of common stock directly to purchasers, in transactions involving underwriters, broker-dealers or agents, or in any other ways described in this prospectus under “Plan of Distribution.”  If required, we will provide the names of any other selling shareholders and any underwriters, broker-dealers or agents involved in the sale of these shares and the specific terms of each sale of shares, including any agent’s discounts and commissions, in a supplement to this prospectus.  The aggregate proceeds to the selling shareholders from the sale of these shares of common stock will be the selling price of the shares sold, less the aggregate agents’ commissions and underwriters’ discounts, if any, and other expenses of issuance and distribution not borne by us. You should read this prospectus and any accompanying prospectus supplement carefully before you invest in our common stock.  We will not receive any part of the proceeds from sales of these shares.

          Our common stock is reported on the Pink Sheets Electronic Quotation Service under the symbol “ITIG.”  The last reported sale price of our common stock on December 18, 2006 was $1.40 share.  You should obtain current information as to the market price of our common stock before you invest.

          Investing in the shares of common stock involves certain risks.  See “Risk Factors” beginning on page 5 of this prospectus and “Risk Factors” in any accompanying Prospectus Supplement.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is  December 20, 2006

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission or SEC, using a “shelf” registration process.  Under this shelf process, the selling shareholders named in this prospectus or any prospectus supplement may, from time to time, sell up to 24,313,725 shares of our common stock directly to purchasers, in one or more public offerings or in any of the other ways described under the heading “Plan of Distribution.”

          This prospectus provides you with a general description of the shares of common stock which the selling shareholders may sell.  Each time a selling shareholder offers to sell any of our common stock, to the extent required, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of additional risks relating to the offering, if those terms are not described in this prospectus.  A prospectus supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement.  You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before investing in the offered shares of common stock.

          WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY INFORMATION OTHER THAN THE INFORMATION CONTAINED, INCORPORATED OR DEEMED INCORPORATED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT.  THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL OUR COMMON STOCK.

ABOUT INTELLIGROUP

          Intelligroup is a global information technology services organization and a leading provider of strategic enterprise technology services and solutions. Intelligroup’s services and solutions include applications development, implementation, and application management support of Enterprise Resource Planning (ERP) solutions from SAP, Oracle, and PeopleSoft as well as e-business solutions using Java and the Microsoft .NET platforms and infrastructure management services. Intelligroup’s customer base includes global Fortune 500 customers, middle market businesses and public sector organizations.  Our global delivery model, along with our international organization for standardization and capability maturity model processes, enable our customers to achieve rapid return on investment and reduced total cost of ownership. With extensive expertise in industry-specific enterprise solutions Intelligroup has earned a reputation for consistently exceeding client expectations.  Intelligroup improves clients’ business performance through the intelligent application of information technology, positioning them ‘ahead of the curve’ for the challenges of a rapidly changing business environment.  Through its strategic alliances with SAP, Oracle and PeopleSoft and Microsoft, Intelligroup offers its clients comprehensive process solutions combined with timely and cost effective implementation of new business systems. Focusing on vertical solutions and full lifecycle implementation in ERP, e-business solutions, application management services, Intelligroup enables its clients to achieve significant business advantage, with excellent quality, reduced time-to-market, optimized costs and long-term customer relationships.

          The implementation of these solutions positions our clients `ahead of the curve’ for the challenges of a rapidly changing business environment. Our ISO 9001:2000-certified and SEI/SW-CMM Level 5 assessed offshore development center delivers high quality, cost-effective, around the clock rapid development services, for enterprise, e-commerce and mobile commerce applications. Our offshore global support center manages customers’ critical applications, systems and infrastructure, keeping the critical applications stable, current and optimized through efficient and cost-effective user, technical and operations support.

          In order to service our customers in an optimal manner, Intelligroup’s go to market strategy is guided by a regional solution competency and industry vertical focus.  The regional spread covers territories within North America, India, Europe and Japan.  These regional practices are responsible for managing and building overall client relationships.  We have established practices for SAP, Oracle, PeopleSoft and e-business solutions using Java and the Microsoft .net platforms.  These practices develop key service offerings, support business development efforts, and provide critical support to implementation and support projects.  We have created industry vertical practices in Consumer Products, Life Sciences, Banking Finance Securities and Insurance, Discrete Manufacturing, State and Local Government, and K-12 and Higher Education.

          We were incorporated in New Jersey in October 1987 under the name Intellicorp, Inc. Our name was changed to Intelligroup, Inc. in July 1992.  Our principal executive offices are located at 499 Thornall Street, Edison, New Jersey 08837 and our telephone number is (732) 590-1600.  Additional information about us may be obtained at our website at http:/www.intelligroup.com.  The information contained at our website is not incorporated into and does not constitute part of this prospectus, and the only information that you should rely on in making your decision whether to invest in our common stock is the information contained in or specifically incorporated by referenced into this prospectus.

          All references to “we, “us,” “our,” or “Intelligroup” in this prospectus means Intelligroup, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings may also be accessed electronically on the SEC’s website at http://www.sec.gov.

          We have filed a registration statement with the SEC under the Securities Act that registers the shares of common stock offered by this prospectus.  The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

          The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

          We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders sell all the shares registered hereunder.

1.	Annual Report on Form 10-K for the year ended December 31, 2005;

2.	Proxy Statement filed with the SEC on May 1, 2005 in connection with the solicitation of proxies voted at the Annual Meeting of Shareholders held on June 8, 2006;

3.	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

4.	Current Reports on Form 8-K dated and filed with the SEC on February 7, 2006, April 5, 2006, April 13, 2006, May 30, 2006, June 12, 2006, July 21, 2006, September 7, 2006 and November 17, 2006; and

5.

The description of our common stock, $.01 par value, which is contained in our Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, in the form declared effective by the SEC on September 26, 1996, including any subsequent amendments or reports filed for the purpose of updating such description.

          We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated herein by reference.  Exhibits to any of such documents, however, will not be provided unless such exhibits are specifically incorporated by reference into this prospectus.  The requests should be made to:

Intelligroup, Inc. 499 Thornall Street Edison, New Jersey 08837 Attention: Corporate Secretary (732) 590-1600

          This prospectus is part of a registration statement we filed with the SEC.  You should rely only on the information or representations provided in this prospectus.  We have not authorized anyone to provide you with different information.  Neither Intelligroup nor the selling shareholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the prospectus or any prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

          This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, among other things, business strategy and expectations concerning industry conditions, market position, future operations, margins, profitability, liquidity and capital resources. Forward-looking statements generally can be identified by the use of terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” or “believe” or similar expressions or the negatives thereof. These expectations are based on management’s assumptions and current beliefs based on currently available information. Although we believe that the expectations reflected in such statements are reasonable, we can give no assurance that such expectations will be correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Our operations are subject to a number of uncertainties, risks and other influences, many of which are outside our control, and any one of which, or a combination of which, could cause actual results of operations to differ materially from the forward-looking statements. Important factors that could cause actual results to differ materially from expectations are disclosed under the heading, “Risk Factors.”

RISK FACTORS

          Our business, operations and financial conditions are subject to various risks. Our material risks that are currently known to management are described below and you should take these risks into account before purchasing shares of our common stock, in evaluating us or any investment decision regarding us. This section may not describe all risks associated with us, our industry or business.

If we are unable to generate new sales and attain profitability, our business and financial condition and results of operations may be adversely impacted.

          Our lack of profitability over recent periods may impact our ability to attract customers, employees, investors and creditors. Our ability to achieve profitability in future periods will depend in large part on our ability to generate new sales, particularly annuity-based engagements, to improve our rate of employee utilization, and to manage selling, general and administrative expenses in proportion to our top line. We cannot assure you that we will be able to generate profits or that a failure to do so would not have a material adverse effect on our financial condition and results of operations.

We have experienced substantial variability of our quarterly operating results which we expect will continue.

          In the past, our operating results have varied substantially from quarter to quarter.  Our operating results also may vary in the future.  Due to the  relatively  fixed nature of certain of our costs,  including  personnel and facilities costs,  a decline in revenue in any fiscal quarter would result in lower profitability in that quarter.  Our quarterly operating results are influenced by:

•	seasonal patterns of hardware and software capital spending by customers;

•	information technology outsourcing trends;

•	the timing, size and stage of customer projects;

•	new service introductions by us or our competitors;

•	levels of market acceptance for our services;

•	our ability to recruit additional consultants and to retain our existing consultants; and

•	changes in our billing and employee utilization rates.

          We believe, therefore, that past operating results and period-to-period comparisons should not be relied upon as an indication of future performance.  Demand for our services generally is lower in the fourth quarter.  This decrease is due to reduced activity during the holiday season and fewer working days for those customers which curtail operations during such period. We anticipate that our business will continue to be subject to such seasonal variations.

The departure of one or more key sales employees may have a material adverse effect on our ability to generate revenue.

          We have experienced significant executive and board level turnover since 2004. We also experienced significant turnover in our sales managers and personnel in 2004 through 2005.  Such turnover has resulted in a lack of historical knowledge and experience of our business and has impacted our ability to maintain consistent relationships with our existing and prospective customers, to build and convert pipeline opportunities and to generate new business. We cannot assure your that the departure of one or more of other key personnel would not have a material adverse effect on our ability to effectively operate our business.

Our ability to continue to attract and retain a sufficient number of highly skilled technical employees may adversely affect our business.

          Our business is labor intensive and, therefore, our success depends in large part on our ability to recruit, retain, train and motivate highly skilled technical employees, particularly project managers and other senior level technical personnel. Our ability to attract and retain a sufficient number of highly skilled technical employees is impacted by a number of factors including, but not limited to, concerns regarding our financial condition, competition for employees, particularly in India, which may cause increasing compensation for existing and prospective employees, and the continued ability to use stock options to compensate such highly skilled employees in light of recent changes in accounting rules related to stock options.  The increasing compensation costs in India have contributed to the deterioration of our gross margins.  We cannot assure you that we will be able to compete effectively to attract and retain a sufficient number of highly skilled technical employees or that a failure to do so would not have a material adverse effect on our financial condition and results of operations.

If we are unable to improve our internal controls over financial reporting or to remediate any deficiencies or material weaknesses identified by our auditors, we may be unable to comply with Section 404 of the Sarbanes-Oxley Act of 2002.

          We have previously experienced material weaknesses in our internal controls over financial reporting. If we are unable to continue to improve our control environment and to prevent material weaknesses, or to remediate any weaknesses that may arise, such failure will adversely impact our ability:  (i) effectively manage the business; (ii) timely record, process, summarize and report financial statements that fairly present, in all material aspects, our financial condition, statements of operations and cash flows; and (iii) comply with applicable law, including the Sarbanes-Oxley Act of 2002. In addition, we will be required to comply with the internal control reporting requirements of Section 404 of the Sarbanes-Oxley Act of 2002 beginning in 2007. If we are unable to maintain effective internal control over financial reporting, such inability will adversely affect our ability to comply with Section 404.

Our performance could be materially adversely affected by a general economic downturn or lessening demand in the information technology services industry.

          Our business and financial condition depends on the health of the general economy, as well as the information technology services industry. Our revenue and profits are driven by demand for our products and services. A lessening demand in either the overall economy or the software sector could lead to a material decrease in our future revenues and earnings. Other factors, that are beyond our control, that can also impact our performance include: (i) patterns of software and hardware capital spending by customers, (ii) information technology outsourcing trends, (iii) the timing, size and stage of projects, (iv)  new service introductions by us or our competitors and the timing of new product introductions by our ERP partners, (v) levels of market acceptance for our services, (vi) general economic conditions, and (vii) the hiring of additional staff. We cannot that assure you that there will not be a general economic downturn or that such a downturn would not have a material adverse effect on our business and financial condition.

If we are unable to maintain access to external funding, we may be unable to continue our ongoing business or fund future growth.

          In addition to cash generated by our on-going operations, we rely on access to external sources of funding and our ability to timely collect cash from our customers to manage our business. Our ability to continue our ongoing business operations and fund future growth depends on our ability to maintain compliance with the financial and other covenants in our credit facility or to secure alternate sources of financing.  However, such alternate financing may not be available or if available may not be on terms favorable to us.

The information technology services industry is highly competitive and we may not be able to compete effectively.

          The markets for our services are highly competitive. Many of our competitors have greater financial, technical and marketing resources than we do. The increased competition in the industry, among other negative effects, may cause a decrease in our billing and employee utilization rates. We cannot assure you that we will be able to compete effectively or that our inability to compete effectively would not have a material adverse effect on our financial condition and results of operations.

Business and financial risks to important business partners may negatively impact our financial condition.

          We rely on continued relationships and business associated with SAP America and Oracle. The continued uncertainty relating to Oracle’s integration of PeopleSoft into its product offerings and the affect that this may have on general market acceptance of PeopleSoft’s products, could adversely impact our ability to sell professional consulting services related to such enterprise resource applications.

If we lose any large customer, our financial condition will be materially, negatively impacted.

          We derive a significant portion of our revenue from a limited number of customers and projects. Our ability to grow our business depends in large part on maintaining such customer relationships and the continuing purchasing power of such customers. The loss of any large customer could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will not lose a large customer or that losing a large customer would not have a material adverse effect on our financial condition and results of operations.

If we lose our ability to have our common stock traded on a national exchange, it will negatively impact our ability to attract investors and to use our common stock to fund future growth.

          Our common stock trades on the Pink Sheets. In order to maintain liquidity in our common stock, we depend upon the continuing availability of a market on which our securities may be traded. Our ability to cause our common stock to be listed on a national exchange and to maintain compliance with on-going listing requirements may impact our ability to attract investors and to use our common stock to fund future growth.

We are unable to predict the outcomes various lawsuits and legal claims or the potential losses related to those lawsuits and claims.

          We and certain former officers are defendants in a shareholder class action suit relating to the restatement of historical financial statements. If we are unable to defend ourselves and resolve the ongoing shareholder litigation related to our restatement of prior periods’ consolidated financial statements within the limits of our director and officer liability insurance policy such failure may adversely affect our financial condition.

          In addition, there is the potential for significant claims against us relating to our professional services from customers or otherwise and our ability to adequately mitigate the risk of such potential claims may impact our future financial condition. Our ability to comply with existing and future immigration regulations may impact our ability to engage and deploy consultants on billable engagements. Uncertainties resulting from pending litigation matters and from potential administrative and regulatory issues may adversely affect our business, including, but not limited to, accounting, corporate governance, immigration and taxation matters.

Currency fluctuations may negatively impact our financial results, and this may in turn discourage investment.

          Uncertainty relating to worldwide currency exchange rates, particularly in regard to the Indian rupee, U.S. Dollar, the Euro, British Pound, Danish Krone and Japanese Yen, and the fluctuations in such exchange rates may impact our quarterly and/or annual financial results. We cannot assure you that such a fluctuation in currency would not have a material adverse effect on our financial condition and results of operations.

We can not predict shifts in policy or political changes in governments which can regulate or impact our business operations, specifically in the United States and India.

          There is the potential for future legislation by the U.S. government regulating or taxing outsourcing which may adversely affect our business model. In addition, there is continued uncertainty relating to the current geopolitical climate, particularly relative to internal India politics and their relation to India’s continuing efforts to liberalize its economy and be receptive to economic conditions and policies favorable to our business model. Changes in India’s economic policies or additional legislation regarding information technology services businesses may adversely affect our business model.

If our measures to protect our intellectual property rights are inadequate, our financial condition could be negatively impacted.

          We rely upon a combination of trade secrets, nondisclosure and other contractual arrangements, and copyright and trademark laws to protect our proprietary rights. Our future success is dependent, in part, upon our proprietary methodologies and toolsets, development tools and other intellectual property rights. We enter into confidentiality agreements with our employees, generally require that our consultants and customers enter into such agreements, and limit access to and distribution of our proprietary information. We also require that substantially all of our employees and consultants assign to us their rights in intellectual property developed while employed or engaged by us. There can be no assurance that the steps taken by us in this regard will be adequate to deter misappropriation of our proprietary information or that we will be able to detect unauthorized use of and take appropriate steps to enforce our intellectual property rights.

We may be subject to increased tax liabilities, including if the spin-off of our former subsidiary, SeraNova, is determined to be taxable, we would be liable for the entire amount and that would negatively impact our financial condition.

          We were previously entitled to a tax holiday for certain revenue earned and expenses incurred by our existing Software Technology Parks of India Unit (“STPI Unit”) of our Hyderabad operations. Such tax holiday expired effective April 1, 2006 and therefore our tax liability will increase. In addition, in July 2000, we completed the tax-free spin-off of SeraNova, our former subsidiary. In March 2001, SeraNova and Silverline Technologies Limited (“Silverline”) consummated the acquisition of SeraNova by Silverline. Had the acquisition of SeraNova by Silverline been contemplated at the time of the spin-off, the spin-off would have been a taxable transaction. SeraNova’s management has represented that such acquisition was not contemplated at the time of the spin-off of SeraNova by us, and accordingly should not impact the tax-free nature of the spin-off. Although we and SeraNova are parties to a tax sharing agreement pursuant to which SeraNova agreed to indemnify we with respect to any possible tax liability related to the spin-off, SeraNova has filed for bankruptcy protection under Chapter 7 of the United States Bankruptcy Code and would be unable to pay the resultant tax liability pursuant to SeraNova’s indemnification obligations under its tax sharing agreement with we. If it were determined that the spin-off was taxable, we would bear the liability to pay such the tax liability, which would be material. Please refer to Note 8 to the unaudited consolidated financial statements for the year ended December 31, 2005, incorporated by reference into this prospectus.

Third parties may claim that our products infringe upon their intellectual property rights, which could result in material costs.

          Third parties may assert infringement claims against us in the future, especially in light of recent developments in patent law expanding the scope of patents on software and business methods. These assertions, regardless of their validity, could result in costly and time-consuming litigation, including damage awards and indemnification payments to customers, or could require costly redesign of products or present the need to enter into royalty arrangements which could decrease margins and could adversely affect our results of operations. Any such litigation or redesign of products could also negatively impact customer confidence in our products and could result in damage to our reputation and reduced licensing revenue.

If accounting interpretations relating to revenue recognition change, our reported revenues could decline or we could be forced to make changes in our business practices.

          There are several accounting standards and interpretations covering revenue recognition for the software industry. These pronouncements include, Statement of Position (“SOP”) 97-2, “Software Revenue Recognition”, SOP 98-9, “Modification of SOP 97-2, Software Revenue Recognition”, and the Securities and Exchange Commission Staff Accounting Bulletin No. 101 and 104, “Revenue Recognition in Financial Statements.”  These standards address software revenue recognition matters primarily from a conceptual level and do not include specific implementation guidance. We believe that our revenue has been recognized in compliance with pronouncements.

          The accounting profession and regulatory agencies continue to discuss various provisions of these pronouncements with the objective of providing additional guidance on their application. These discussions and the issuance of new interpretations, once finalized, could lead to unanticipated reductions in recognized revenue. They could also drive significant adjustments to our business practices which could result in increased administrative costs, lengthened sales cycles and other changes which could adversely affect our reported revenues and results of operations.

Some of our clients may experience unique economic conditions that are specific to their particular industry.

          We provide services to clients in a wide variety of industries. Many of the industries are subject to factors and economic conditions that are unique to the particular industry and may not be reflected in the overall health of the economy in general. Our revenue growth and the realisability of our accounts receivable could be adversely affected if our clients in these particular industries encounter economic difficulties. Such difficulties could include:  (1) inability of participants in the industry to access the capital or credit markets; (2) business slowdowns due to excess inventory; and (3) shortfalls in demand for the product or service produced by a particular industry.

We frequently need to negotiate customer contract renewals on comparable terms to maintain our profitability.

          Contracts continually expire and must be renegotiated or rebid. Due to the competitive nature of our industry and variable economic status of our clients, we may experience difficulty in negotiating terms comparable to current or recently expired contracts. There can be no assurance that difficulty in renegotiating or renewing contracts would not have a material adverse effect on our financial condition and results of operations.

Our stock price may be extremely volatile, and you may not be able to resell your shares of common stock at or above the offering price.

          There has been significant volatility in the market price and trading volume of equity securities, which is unrelated to the financial performance of the companies issuing the securities. These broad market fluctuations may negatively affect the market price of our common stock. You may not be able to resell your shares at or above the price you pay for your shares due to fluctuations in the market price of our common stock caused by changes in our operating performance or prospects and other factors.

          Some specific factors that may have a significant effect on our common stock market price include:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	conditions of the coal industry as a result of changes in financial markets or general economic conditions, including those resulting from war, incidents of terrorism and responses to such events;

•	sales of common stock by us or members of our management team; and

•	changes in stock market analyst recommendations or earnings estimates regarding our common stock, other comparable companies or the coal industry generally.

There may be circumstances in which the interests of our major shareholders could be in conflict with your interests as a shareholder.

          The selling shareholders own approximately 62% of our common stock on a fully consolidated basis as of the date of this prospectus and control our board of directors. So long as the selling shareholders continue to own a majority to controlling interest of our common stock and control our board of directors, circumstances may occur in which the selling shareholders (or other major investors) may have an interest in pursuing acquisitions, divestitures or other transactions, including among other things, taking advantage of certain corporate opportunities that, in their judgment, could enhance their investment in us or another company in which they invest. These transactions might invoke risks to our other holders of common stock or adversely affect us or other investors, including investors who purchase common stock in this offering.

We do not expect to pay dividends for the foreseeable future.

          We have never declared or paid any dividends on our capital stock and we intend to retain any earnings to fund future growth and the operation of our business. As a result, we do not expect to pay cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize their investment.

USE OF PROCEEDS

          The selling shareholders named in this prospectus or any prospectus supplement will receive all of the net proceeds from the sale of the shares of common stock offered by this prospectus.  We will not receive any of the proceeds from the sale of those shares.

SELECTED FINANCIAL DATA

          You should read the selected financial data presented below, in conjunction with our consolidated financial statements, the notes to those consolidated financial statements and the management’s discussion and analysis of financial condition and results of operations section in our Annual Report Form 10-K for the year ended December 31, 2005, which is incorporated by reference into this prospectus.

          The consolidated statement of operations data for the years ended December 31, 2005, 2004, and 2003 and the consolidated balance sheet data as of December 31, 2005, 2004, and 2003 have been derived from our audited consolidated financial statements, which are incorporated by reference into this prospectus, and should be read in conjunction with those consolidated financial statements (including notes thereto). The selected financial data as of December 31, 2002 and for the year ended December 31, 2002 have been derived from audited consolidated financial statements not included or incorporated by reference in this prospectus, but which were previously filed with the SEC. The consolidated statement of operations data for the year ended December 31, 2001 and the consolidated balance sheet data as of December 31, 2001 have been derived from our unaudited consolidated financial statements not included or incorporated by reference in this prospectus, but which were previously filed with the SEC.  Our  historical results are not necessarily indicative of the operating results to be realized in the future.

          The results of operations for interim periods are not necessarily indicative of the results expected for the full year or for any future period.

          On April 2, 2003, we consummated the sale, effective as of March 1, 2003, of our Asia-Pacific group of subsidiary companies, operating in Australia, New Zealand, Singapore, Hong Kong and Indonesia, to Soltius Global Solutions PTE Ltd., a Singapore corporation. Accordingly, the consolidated statement of operations data and the balance sheet data have been reclassified to reflect the sale of the former subsidiaries as discontinued operations for all periods presented.

	As of December 31,					As of September 30,

	2005	2004	2003	2002	2001	2006	2005

					(unaudited)	(unaudited)	(unaudited)
	(in thousands, except per share data)
Balance Sheet Data:
Cash and cash equivalents	$5,305	$6,239	$1,872	$1,163	$1,620	$13,425	$6,824
Working capital	11,302	19,991	4,146	2,793	2,126	20,174	14,589
Total assets	43,786	48,171	41,438	38,708	34,965	55,384	44,824
Line of credit and current portion of obligations under capital leases	3,684	2,778	8,817	6,681	4,775	4,812	2,701
Long-term debt and obligations under capital leases, net of current portion	350	45	256	—	315	403	609
Shareholders’ equity	17,890	24,647	9,053	8,794	10,360	27,019	19,535

	For the Years Ended December 31,					For the Nine Months Ended September 30,

	2005	2004	2003	2002	2001	2006	2005

					(unaudited)	(unaudited)	(unaudited)
	(in thousands, except per share data)
Statement of operations data:
Revenue	$125,326	$128,903	$117,142	$101,105	$100,541	$93,277	$95,865
Cost of revenue	92,304	91,818	83,387	71,119	70,315	66,527	71,514

Gross profit	33,022	37,085	33,755	29,986	30,226	26,750	24,351

Selling, general and administrative expenses	37,705	34,741	29,036	25,935	41,108	25,587	27,957
Depreciation and amortization	2,260	2,475	2,661	2,736	3,661	1,829	1,628
Proxy contest charges	—	—	711	1,823	—

Total operating expenses	39,965	37,216	32,408	30,494	44,769	27,416	29,585

Operating income (loss)	(6,943)	(131)	1,347	(508)	(14,543)	(666)	(5,234)
Interest income	147	36	83	31	527	—	—
Interest expense	(318)	(472)	(453)	(392)	(686)	(399)	(186)
Other income (expense)	283	59	(907)	368	(375)	1,647	(286)

Income (loss) from continuing operations before provision for (benefit of) income taxes	(6,831)	(508)	70	(501)	(15,077)	582	(5,706)
Provision for (benefit of) income taxes	(240)	358	186	(106)	845	1,947	(153)

Loss from continuing operations	(6,591)	(866)	(116)	(395)	(15,922)	(1,365)	(5,553)
Loss from discontinued operations	—	—	(925)	(991)	(244)	—	—

Net loss	$(6,591)	$(866)	$(1,041)	$(1,386)	$(16,166)	$(1,365)	$(5,553)

Loss per share:
Basic and diluted loss per share:
Loss from continuing operations	$(0.19)	$(0.04)	$—	$(0.02)	$(0.96)	$(0.03)	$(0.16)
Loss from discontinued operations	—	—	(0.06)	(0.06)	(0.01)	—	—

Net loss per share	$(0.19)	$(0.04)	$(0.06)	$(0.08)	$(0.97)	$(0.03)	$(0.16)

Weighted average number of common shares outstanding – basic and diluted	35,103	22,790	16,697	16,630	16,630	39,591	35,103

SELLING SHAREHOLDERS

          We are registering all shares of common stock covered by this prospectus on behalf of SB Asia Infrastructure Fund, L.P. and Venture Tech Assets Ltd.  We issued the shares of common stock to the selling shareholders in private placements on September 30, 2004 and March 30, 2006.

          The following table contains information known to us as of date of this prospectus with respect to (i) the amount of Intelligroup’s common stock beneficially owned by each selling shareholder, and (ii) the amount of Intelligroup’s common stock that may be sold or otherwise disposed of by each selling shareholder using this prospectus.  The percentage of shares beneficially owned is based on 41,932, 857 shares outstanding at October 24, 2006, and the percentage was calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).  We prepared this table and the notes thereto based on the information supplied to us by the selling shareholders named in the table. Unless otherwise indicated in the footnotes to the table, each person has sole voting and investment power with respect to the shares beneficially owned.

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to any Offering		Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Being Offered	Number of Shares of Common Stock Beneficially Owned after Sale of All Shares Being Offered	Percentage of Shares of Common Stock Beneficially Owned after Sale of All Shares Being Offered

SB Asia Infrastructure Fund, L.P.	25,947,122	(1)	62%	15,098,038	-0-	—
Venture Tech Assets Ltd	25,947,122	(2)	62%	9,2159,687	1,633,397	3.9%

(1)

Represents 15,098,038 shares of common stock held by SAIF and an aggregate of 10,849,084 shares of common stock held by Venture Tech Assets Ltd. (“Venture Tech”). SB Asia Infrastructure Fund, L.P. (“SAIF”) is a party to (i) a Common Stock Purchase Agreement, dated as of September 29, 2004, as amended March 21, 2005 (the “2004 Purchase Agreement”), by and among Intelligroup, Inc. (the “Company”), SAIF and Venture Tech and (ii) a Common Stock Purchase Agreement, dated as of March 30, 2006, by and among the Company, SAIF and Venture Tech (the “2006 Purchase Agreement,” and together with the 2004 Purchase Agreement, the “Purchase Agreements”). Pursuant to the Purchase Agreements, Venture Tech acquired an aggregate of  9,215,687 shares of common stock. In addition, Venture Tech has disclosed that in June 2005 it acquired an aggregate of 1,633,397 shares of common stock in an open market purchase. The Purchase Agreements provide for, under certain conditions, the designation by SAIF and Venture Tech of up to five members of the board of directors of the Company. By virtue of the Purchase Agreements, SAIF may be deemed a group with Venture Tech within the meaning of Section 13(d)(3) of the Act, and as a result, to have beneficial ownership of the 10,849,084 shares of common stock beneficially owned by Venture Tech. SAIF disclaims such beneficial ownership. SAIF has the sole power to vote or direct the vote and to dispose or to direct the disposition of 15,098,038 shares of common stock. Because of its position as the sole general partner of SAIF, SB Asia Pacific Partners LP has the sole power to vote or direct the vote and to dispose or to direct the disposition of 15,098,038 shares of common stock. Because of its position as sole general partner of SB Asia Pacific Partners LP, SB Asia Pacific Investment Limited has the sole power to vote or direct the vote and to dispose or to direct the disposition of 15,098,038 shares of common stock. Because of its position as the sole shareholder of SB Asia Pacific Investment Limited, Asia Infrastructure Investments Limited has the sole power to vote or direct the vote and to dispose or to direct the disposition of 15,098,038 shares of common stock. Because of its position as the voting shareholder of Asia Infrastructure Investments Limited (which exercise control with respect to Asia Infrastructure Investment Limited’s interest in SB Asia Pacific Investments Limited), the sole shareholder of SB Asia Investments Limited, the sole general partner of SB Asia Pacific Partners, LP, and the sole general partner of SAIF, SB First Singapore Pte. Ltd. has the sole power to vote or to direct the vote and to dispose or to direct the disposition of 15,098,038 shares of common stock.

(2)

Represents 10,849,084 shares of common stock held by Venture Tech and 15,098,038 shares of common stock held by SB Asia Infrastructure Fund, L.P. (“SAIF”). Venture Tech is a party to (i) a Common Stock Purchase Agreement, dated as of September 29, 2004, as amended March 21, 2005 (the “2004 Purchase Agreement”), by and among Intelligroup, Inc. (the “Company”), SAIF, and Venture Tech and (ii) a Common Stock Purchase Agreement, dated as of March 30, 2006, by and among the Company, SAIF and Venture Tech (the “2006 Purchase Agreement,” and together with the 2004 Purchase Agreement, the “Purchase Agreements”). The Purchase Agreements provide for, under certain conditions, the designation by SAIF and Venture Tech of up to five members of the board of directors of the Company. By virtue of the Purchase Agreements, Venture Tech may be deemed a group with SAIF within the meaning of Section 13(d)(3) of the Act, and as a result, to have beneficial ownership of the 15,098,038 shares of common stock beneficially owned by SAIF. Venture Tech disclaims such beneficial ownership.

          The selling shareholders listed in the above table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their common stock since the date on which the information in the above table is presented.  Information about the selling shareholders may change over time.

PLAN OF DISTRIBUTION

          The selling shareholders, which, as used herein, includes their donees, pledgees, transferees, distributees or other successors selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded, or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

          The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

          The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.  The selling shareholders also may transfer, donate, distribute or assign some or all of the shares of common stock owned by them to general partners, limited partners, shareholders or others, in which case the transferees, donees, distributees, assignees or other successors will be deemed to be a “selling shareholder” for purposes of this prospectus.  The number of shares of common stock beneficially owned by the selling shareholder will decrease as and when it takes such actions.  The plan of distribution for the selling shareholder’s shares of common stock sold under this prospectus will otherwise remain unchanged, except that the transferees, pledgees, donees, distributees or other successors will be selling shareholders hereunder.

          In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

          The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.  Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

          The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

          The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

          To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

          In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

          We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their Affiliates.  In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

          We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

          We have agreed with the selling shareholders to use our best efforts to maintain the effectiveness of this the registration statement under the Securities Act until the earlier of:  (1) such time as all of the shares covered by this prospectus may be sold pursuant to Rule 144 of the Securities Act in any consecutive 180-day period or (2) such time as all of the shares covered by this prospectus have been sold.

LEGAL MATTERS

          Except as set forth in the applicable prospectus supplement, Lowenstein Sandler PC will opine for us upon the validity of the common stock.

EXPERTS

          J.H. Cohn LLP, independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2005 and 2004, and for the years ended December 31, 2005, 2004 and 2003, which are incorporated by reference in this prospectus.  Our consolidated financial statements are incorporated by reference in reliance on J.H. Cohn LLP’s report, given on their authority as experts in accounting and auditing.

Intelligroup, Inc.

24,313,725 Shares

COMMON STOCK

December 20, 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

SEC registration fee	$3,461
Counsel fees and expenses*	28,000
Accounting fees and expenses*	5,000
Miscellaneous expenses*	7,500

Total*	$43,961

*Estimated

          All expenses of issuance and distribution listed above will be borne by Intelligroup.  The costs of fees and expenses of legal counsel and other advisors, if any, that the selling shareholders employ in connection with the offering will be borne by the selling shareholders.

Item 15.	Indemnification of Directors and Officers.

          Section 14A:3-5 of the New Jersey Business Corporation Act permits each New Jersey business corporation to indemnify its directors, officers, employees and agents against expenses and liabilities in connection with:

•	any proceeding involving such persons by reason of his or her serving or having served in such capacities; or

•

each such person’s acts taken in such capacity if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

          With respect to any criminal proceeding, indemnity is permitted if such person had no reasonable cause to believe his or her conduct was unlawful, provided that any such proceeding is not by or in the right of the corporation.

          Section 14A:2-7(3) of the New Jersey Business Corporation Act enables a corporation in its certificate of incorporation to limit the liability of directors and officers of the corporation to the corporation or its shareholders.  Specifically, the certificate of incorporation may provide that directors and officers of the corporation will not be personally liable for money damages for breach of a duty as a director or an officer, except for liability for:

•	any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders;

•	acts or omissions not in good faith or which involve a knowing violation of law; or

•

as to directors only, under Section 14A:6-12(1) of the New Jersey Business Corporation Act, which relates to unlawful declarations of dividends or other distributions of assets to shareholders or the unlawful purchase of shares of the corporation; or

•	any transaction from which the director or officer derived an improper personal benefit.

          Our Certificate of Incorporation limits the liability of our directors and officers as authorized by Section 14A:2-7(3).  The affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of our capital stock is required to amend such provisions.

          Our Amended and Restated By-laws specify that we shall indemnify our directors and officers to the extent such parties are involved in or made a party to any action, suit or proceeding because he or she was a director or officer.  We have agreed to indemnify such parties for their actual and reasonable expenses if such party:

II-1

•	acted in good faith and in a manner he or she reasonably believed to be in our best interests; and

•	had no reasonable cause to believe his or her conduct was unlawful.

          This provision of the By-laws is deemed to be a contract between us and each director and officer who serves in such capacity at any time while such provision and the relevant provisions of the New Jersey Business Corporation Act are in effect.  Any repeal or modification shall not offset any action, suit or proceeding brought or threatened based in whole or in part upon any such state of facts.  The affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of our capital stock is required to adopt, amend or repeal such provision of the By-laws.

          We have executed indemnification agreements with each of our directors and executive officers.  Such agreements require us to indemnify such parties to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a director, officer, employee, agent or fiduciary.

          We have liability insurance for the benefit of our directors and officers.  The insurance covers claims against such persons due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done.  The insurance covers such claims, except as prohibited by law, or otherwise excluded by such insurance policy.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Intelligroup pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits.

Exhibit No.	Description of Exhibits

2

Agreement and Plan of Merger of the Company and its wholly owned subsidiary Oxford Systems Inc. (Incorporated by reference to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 1996.)

5.1	Legal Opinion of Lowenstein Sandler PC.

11.1	Statements regarding computation of per share earnings

23.1	Consent of J. H. Cohn LLP.

23.2	Consent of Lowenstein Sandler PC (included in Exhibit 5.1).

24.1	Powers of Attorney

Item 17.	Undertakings.

          The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in “Item 15—Indemnification of Directors and Officers” above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby further undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Edison, State of New Jersey, on the   20th day of December, 2006.

INTELLIGROUP, INC.

By:	/s/ Vikram Gulati

Vikram Gulati
Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vikram Gulati	Chief Executive Officer and Director	December 20, 2006
(Principal Executive Officer)
Vikram Gulati

/s/ Alok Bajpai	Chief Financial Officer	December 20, 2006
(Principal Accounting and Principal Financial Officer)
Alok Bajpai

/s/ Ravi Adusumalli	Director	December 20, 2006

Ravi Adusumalli

/s/ Ajit Isaac	Director	December 20, 2006

Ajit Isaac

/s/ Babar Khan	Director	December 20, 2006

Babar Khan

/s/ Srinivasa Raju	Director	December 20, 2006

Srinivasa Raju

/s/ Sandeep Reddy	Director	December 20, 2006

Sandeep Reddy